UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 17, 2005

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 440

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               MATERIAL DEFINITIVE AGREEMENT

On November 17, 2005, the Company entered into Amendment No. 1 to its Amended and Restated Credit Agreement dated as of October 14, 2005 (the ‘Credit Agreement’).  The amendment revises Section 6.01 (b) of the Credit Agreement to extend the date for required delivery of the Company’s financial statements for the quarter ended October 2, 2005 to December 15, 2005.  This extension is intended to accommodate the Company’s delay in finalizing its financial statements and filing its Quarterly Report on Form 10-Q for the quarter ended October 2, 2005, as previously disclosed in the Company’s Form 12b-25 filed on November 15, 2005.   The lenders also waived any potential default under the Credit Agreement resulting from the effect of the matters disclosed in the Form 12b-25 under certain other debt agreements to which the Company is a party.  A copy of the amendment is attached as Exhibit 10.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1                           Amendment No. 1 and Waiver to Credit Agreement, dated November 17, 2005, among the Company, Bank of America N.A. and the Lenders (as defined in the Credit Agreement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: November 21, 2005	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)